                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                          THE STRIDE RITE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


          Massachusetts                                  04-1399290
     (State of Incorporation)               (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               191 Spring Street
                              LEXINGTON, MA 02421
                                (617) 824-6000
                   (Address of Principal Executive Offices)

       THE STRIDE RITE CORPORATION 2001 STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plan)

                                ---------------

                             David M. Chamberlain
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          THE STRIDE RITE CORPORATION
                               191 Spring Street
                              Lexington, MA 02421
                                (617) 824-6000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                ---------------

                                   Copy to:
                           ETTORE A. SANTUCCI, P.C.
                              GOODWIN PROCTER LLP
                                EXCHANGE PLACE
                          BOSTON, MASSACHUSETTS 02109
                                (617) 570-1000

                                ---------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
 Title of Securities Being     Amount to Be    Proposed Maximum Offering     Proposed Maximum Aggregate        Amount of
 Registered(1)                REGISTERED (2)        Price Per Share                Offering Price          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------

Common Stock, par value         3,000,000             $7.40(3)                     $22,200,000(3)           $3,700.00(4)
 $.25 per share
==========================================================================================================================

(1) This Registration Statement also pertains to The Stride Rite Corporation's Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between The Stride Rite Corporation and BankBoston, N.A., dated as of June 18, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Registrant's common stock as may be required pursuant to The Stride Rite Corporation 2001 Stock Option and Incentive Plan (the "2001 Plan") in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture under the 2001 Plan or other similar event.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The registration fee is based on the average of the high and the low prices for the Registrant's common stock as reported on New York Stock Exchange on April 30, 2001.

(4) In connection with the filing of its Registration Statement on Form S-8 (File No. 33-81187), the Registrant paid a registration fee of $2,936.67, calculated in accordance with Rule 457(c) and (h) under the Securities Act, for 1,000,000 shares of the Registrant's common stock issuable upon exercise of options under The Stride Rite Corporation 1998 Stock Option Plan (the "1998 Plan"), which 1,000,000 shares will now be available for issuance under the 2001 Plan. Accordingly, pursuant to Rule 457(b), the Registrant is applying a portion of the registration fee paid under the Form S-8 (File No. 33-81187) for the 1,000,000 shares of the Registrant's common stock issuable upon exercise of the options under the 1998 Plan, against the registration fee payable for the securities registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Item 1.  Plan Information.*
              ----------------

     Item 2.  Registrant Information and Employee Plan Annual Information.*
              -----------------------------------------------------------

     ----------------
       * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of the General Instructions to Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

          The Stride Rite Corporation (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):


          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 1, 2000, as filed with the Commission on February 23, 2001;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 2, 2001, as filed with the Commission on April 13, 2001; and

          (c)(1) The description of the Registrant's common stock contained in its Registration Statement dated November 25, 1960 on Form 10 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c)(2) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's registration statement on Form 8-A under the Exchange Act dated July 1, 1997.


         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.
              --------------------------

         Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

         Not applicable.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

          Section 67 of the Massachusetts Business Corporation Law, as amended (the "MBCL"), empowers the Registrant to provide certain rights of indemnification in its articles of organization or by-laws.

          The Registrant's Restated Articles of Organization, as amended (the "Articles of Organization"), provide that each person who serves or has served as a director or in any other office filled by election or appointment by the stockholders or the Board of Directors or, in the case of an organization other than a corporation, by an equivalent body (an "Officer") of the Registrant (and his heirs or personal representatives) shall be indemnified by the Registrant against all liability fixed by a judgment, order, decree, or award in any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency (a "Proceeding"), any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding ("Expenses") incurred by him in connection with any Proceeding in which he is involved as a result of his serving or having served as an Officer of the Registrant or, at the request of the Registrant, as an Officer of any other organization in which the Registrant owns shares or of which it is a creditor, except with respect to a matter as to which it shall have been adjudicated in any Proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or the Registrant, no indemnification shall be provided to the Officer with respect to a matter if the Registrant has obtained an opinion of counsel that with respect to that matter the Officer did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant.

          In addition, the Articles of Organization provide that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the MBCL.

          As permitted by the MBCL, the Registrant has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Registrant by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Registrant solely by reason of his or her being such officer or director.

     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

          Not applicable.

     Item 8.  Exhibits.
              --------

          The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

       Exhibit
       -------

       4.1 Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

       4.2 Articles of Amendment dated April 7, 1987 to Restated Articles of Organization, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

       4.3 Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Registrant, incorporated by reference to
            Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

       4.4 Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

       4.5 Certificate of Vote of Directors establishing a series of a Class of Stock dated as of June 18, 1997, incorporated by reference to
            Exhibit 3(v) to the Registrant's Annual Report on 10-K for the fiscal year ended November 28, 1997.

       4.6 Rights Agreement dated June 18, 1997 between the Registrant and BankBoston, N.A., incorporated by reference to Registrant's Form 8-A filed on July 1, 1997

       4.7 By-laws of the Registrant, as amended, incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 1, 1990.

      *4.8  The Stride Rite Corporation 2001 Stock Option and Incentive Plan.

      *5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

     *23.1  Consent of PricewaterhouseCoopers LLP.

      23.2  Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

      24.1  Powers of Attorney (included on signature page)

_________________

*Filed herewith

Item 9.  Undertakings.
         ------------

       (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 1st day of May, 2001.

                                    THE STRIDE RITE CORPORATION

                                    By: /s/ David M. Chamberlain
                                        -------------------------------------
                                        David M. Chamberlain
                                        Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David M. Chamberlain and Diane M. Sullivan such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               Signature                                 Title                             Date
---------------------------------------  -------------------------------------  --------------------------

/s/ David M. Chamberlain                 Chairman of the Board, Chief                  May 1, 2001
_______________________________          Executive Officer and Director
David M. Chamberlain                     (Principal Executive Officer)



/s/ Frank A. Caruso                      Vice President - Finance and                  May 1, 2001
_______________________________          Operations
Frank A. Caruso


/s/ Diane M. Sullivan                    President, Chief Operating Officer            May 1, 2001
_______________________________          and Director
Diane M. Sullivan


/s/ Frank R. Mori                        Director                                      May 1, 2001
_______________________________
Frank R. Mori

/s/ Christine M. Cournoyer               Director                                      May 1, 2001
_______________________________
Christine M. Cournoyer

/s/ Donald R. Gant                       Director                                      May 1, 2001
_______________________________
Donald R. Gant

/s/ Peter L. Harris                      Director                                      May 1, 2001
_______________________________
Peter L. Harris

/s/ Myles J. Slosberg                    Director                                      May 1, 2001
_______________________________
Myles J. Slosberg

/s/ Bruce Van Saun                       Director                                      May 1, 2001
_______________________________
Bruce Van Saun

                                 EXHIBIT INDEX


Exhibit No.            Description
----------             -----------

    4.1 Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

    4.2 Articles of Amendment dated April 7, 1987 to Restated Articles of Organization, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

    4.3 Articles of Amendment dated December 16, 1987 to Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

    4.4 Articles of Amendment dated December 3, 1991 to the Restated Articles of Organization of the Registrant, incorporated by reference to Exhibit 4(i) to the Registrant's Form S-8 filed on October 25, 1996.

    4.5 Certificate of Vote of Directors establishing a series of a Class of Stock dated as of June 18, 1997, incorporated by reference to Exhibit 3(v) to the Registrant's Annual Report on 10-K for the fiscal year ended November 28, 1997.

    4.6 Rights Agreement dated June 18, 1997 between the Registrant and BankBoston, N.A., incorporated by reference to Registrant's Form 8-A filed on July 1, 1997.

    4.7 By-laws of the Registrant, as amended, incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 1, 1990.

   *4.8  The Stride Rite Corporation 2001 Stock Option and Incentive Plan.

   *5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

  *23.1  Consent of PricewaterhouseCoopers LLP.

   23.2  Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).

   24.1  Powers of Attorney (included on signature page).

_________________

*Filed herewith